SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 2

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 IA Global, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                        Copies of all communications to:

                              Kevin J. Lavin, Esq.
                                 Arnold & Porter
                          1600 Tysons Blvd., Suite 900
                                McLean, VA 22101

                                 IA GLOBAL, INC.
                          533 AIRPORT BLVD., SUITE 400
                          BURLINGAME, CALIFORNIA 94010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 2004

To the Stockholders of
     IA Global, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IA Global, Inc., a Delaware corporation (the "Company"), will be held on Friday, April 19, 2004, at 10:00 a.m., local time, at 533 Airport Blvd. Suite 400, Burlingame, California 94010, for the following purposes:

         1.   To elect six directors to serve for the ensuing year.

         2. To consider and vote upon a proposal to authorize the issuance of our common stock upon conversion of our Series B convertible preferred stock.

         3. To consider and vote upon a proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 75,000,000 to 150,000,000.

         4. To ratify the issuance of 15,411,650 shares of our common stock to David Badner in various transactions in 2001 and 2002.

         5. To consider and vote upon a proposal to authorize the issuance of our common stock upon conversion of outstanding debt.

         6. To ratify the issuance of 13,333,333 shares of our common stock to PBAA Fund Ltd. as of June 30, 2003.

         7. To approve an amendment to our 1999 and 2000 stock option plans to increase the total number of shares with respect to which options may be granted under the plans from 1,500,000 to 12,000,000.

         8. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 29, 2004, are entitled to notice of and to vote at the meeting.

                                                  /s/ Satoru Hirai
                                                  Satoru Hirai
                                                  Secretary
Burlingame, California

February 3, 2004

                          _____________________________

IMPORTANT:    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                 IA GLOBAL, INC.
                          533 AIRPORT BLVD., SUITE 400
                          BURLINGAME, CALIFORNIA 94010
                             ______________________

                                 PROXY STATEMENT
                             ______________________

                                  INTRODUCTION

         This Proxy Statement is being mailed on or about April 1, 2004 to all stockholders of record of IA Global, Inc. at the close of business on March 29, 2004 (the "record date") in connection with the solicitation by the board of directors of proxies for the annual meeting of stockholders to be held at 533 Airport Blvd., Suite 400, Burlingame, California 94010, on Friday, April 19, 2004 at 10:00 a.m., local time.

SOLICITATION OF PROXIES

         Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rate suggested by The American Stock Exchange LLC ("AMEX"), of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

         All proxies properly executed and received by the persons designated as proxy will be voted on all matters presented at the annual meeting in accordance with the specific instructions of the person executing such proxy or, in the absence of specified instructions, will be voted for the named nominees to the board of directors and in favor of each of the proposals set forth in the notice to the annual meeting.

         The board does not know of any other matter that may be brought before the annual meeting but, in the event that any other matter should come before the annual meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

MANNER OF VOTING

         Stockholders may vote their proxies by mail. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his proxy, whether he votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above,
Attn: Corporate Secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

         All persons or entities that held shares of our common stock on the record date can attend the annual meeting. If your shares are held through a broker and you would like to attend the annual meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the annual meeting.

VOTE REQUIRED

         The total number of shares of our common stock outstanding as of the record date was 71,294,324. The common stock is the only class of our securities entitled to vote, each share being entitled to one vote. Only stockholders of record as of the close of business on the record date will be entitled to vote.

A majority of the shares of our common stock outstanding and entitled to vote, or 35,647,162 shares, must be present at the annual meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         In addition, we have 1,158 shares of Series B convertible preferred stock outstanding and each share of Series B convertible preferred stock is convertible at any time or from time to time into 10,000 shares of our common stock, or an aggregate of 11,580,000 shares of our common stock if all of the Series B convertible preferred stock is converted. No conversion can occur unless and until such time as the holders of our common stock have voted upon and approved (i) the transaction by which the Series B convertible preferred stock was issued and sold, as required by Rule 713 of the AMEX Company Guide, and (ii) an amendment to our Restated Certificate of Incorporation increasing our authorized common stock to at least 100,000,000 shares, which proposals are the subject of this proxy statement.

         The Series B convertible preferred stock has no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

         Directors will be elected by a plurality of the votes at the annual meeting. An affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the annual meeting will be required for approval of the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 75,000,000 to 150,000,000. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon.

VOTE OF CONTROLLING STOCKHOLDERS

         Inter Asset Japan LBO No. 1 Fund ("IAJ LBO Fund"), PBAA Fund Ltd. ("PBAA"), Terra Firma Fund Ltd. ("Terra Firma") and Inter Asset Japan Co. Ltd. ("IAJ" and together with IAJ LBO Fund, PBAA, and Terra Firma, our "Controlling Stockholders") collectively hold approximately 79.4% of the aggregate votes that may be cast at the annual meeting, excluding the 11,580,000 common shares issuable upon conversion of the Series B convertible preferred stock owned by IAJ LBO Fund. Our Controlling Stockholders (other than IAJ which was not a stockholder at the time) stated in a Schedule 13D filed with the Securities and Exchange Commission ("SEC") on July 17, 2003, and have subsequently confirmed orally, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Alan Margerison, our Director, President and Chief Executive Officer, currently serves as the Chairman of IAJ, and together with his business partner, Mr. Hiroki Isobe, they control each of our Controlling Stockholders.

         OUR CONTROLLING STOCKHOLDERS HAVE ADVISED US THAT THEY INTEND TO VOTE IN FAVOR OF ALL OF THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING. THESE STOCKHOLDERS WILL BENEFIT FINANCIALLY AND INCREASE THEIR PERCENTAGE OWNERSHIP INTEREST IN THE COMPANY FROM THE APPROVAL OF THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING. DUE TO THE FACT THAT THESE INTERESTED STOCKHOLDERS INTEND TO VOTE IN FAVOR OF ALL OF THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING, ALL OF THE PROPOSALS WILL BE APPROVED. WE ARE NOT SEEKING A SEPARATE STOCKHOLDER VOTE BY NON-INTERESTED STOCKHOLDERS ON THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING.

         We have provided additional information regarding transactions we have undertaken with related parties under the heading "Certain Transactions" on page 24 of this Proxy Statement.

SUMMARY OF COMMON SHARES

         The approval or ratification of the proposals included in this Proxy Statement affect significantly the number of common shares outstanding as follows:

                                                                                         % of Total
                                                              No. of           %         Outstanding
                                                              Shares        Increase     and Reserved
                                                            -----------     --------     ------------
Shares Outstanding-

Common shares outstanding prior to
     approval/ratification .............................     36,385,906                      37.5%

Proposal 4- Ratification of 15,411,650 shares of our
     common stock to David Badner ......................     15,411,650       42.4%
                                                            -----------      ------

Common shares outstanding at December 31, 2002 .........     51,797,556       42.4%

Proposal 5- Authorization to issue common stock upon
     conversion of outstanding debt ....................      3,163,436        8.7%

Proposal 6- Ratification of issuance of common stock ...     13,333,333       36.6%

Issuance of common stock to Inter Asset Japan Co. Ltd. .      1,666,666        4.6%

Issuance of common stock to PBAA Fund Ltd. .............      1,333,333        3.7%
                                                            -----------      ------

Total common shares outstanding at record date .........     71,294,324       95.9%
                                                            -----------      ------

Reserved Shares-

Proposal 2- Authorization of issuance of convertible
     preferred stock ...................................     11,580,000       31.8%

Proposal 7- Proposed amendment to increase the number
     of shares under the stock option plans ............     12,000,000       33.0%

Shares reserved for warrants ...........................      1,678,433        4.6%

Shares reserved for the Fan Club Entertainment Co., Ltd.        350,000        1.0%
                                                            -----------      ------

Total common shares reserved ...........................     25,608,433       70.4%
                                                            -----------      ------

Total common shares outstanding and reserved ...........     96,902,757      166.3%

Proposal 3- unissued, unreserved and available for
     issuance common shares ............................     53,097,243      145.9%
                                                            -----------      ------

Total proposed common shares under Proposal 3 ..........    150,000,000      312.2%
                                                            ===========      ======

DILUTION

         The approval or ratification of the proposals set forth in this Proxy Statement will substantially reduce the ownership percentage of our stockholders who are not acquiring the shares described in these proposals, and the effectiveness of the amendment increasing the number of our authorized shares of our common stock, will permit our Board of Directors, without further vote of our stockholders, to issue a substantial number of additional authorized and unreserved shares of common stock.

IMPACT OF NOT APPROVING OR RATIFYING THESE PROPOSALS

         We have submitted to AMEX, and they have accepted, a plan to regain compliance with the continued listing standards by November 27, 2004. We are subject to periodic reviews by AMEX and are required to make progress consistent with this plan. Failure to approve or ratify these proposals could result in our common stock being delisted from AMEX, which could materially affect the ability of our stockholders to dispose of their shares and reduce the liquidity of their investment. In addition, delisting could effect our ability to obtain financing to support future operations and acquisitions.

ABSTENTIONS AND BROKER NONVOTES

         Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the annual meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will be counted in tabulations of the votes cast for approval of the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 75,000,000 to 150,000,000 and will have the same effect as a vote AGAINST such proposal. Broker nonvotes will not be counted for purposes of determining whether any other proposal presented at the annual meeting is approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our common stock as of the record date by:

         o  each director;

         o each person known by us to own beneficially 5% or more of our common stock;

         o each officer named in the summary compensation table elsewhere in this report; and

         o  all directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is IA Global. Inc., 533 Airport Boulevard, Suite 400, Burlingame, California 94010.

                                    If Proposals Are Approved                   Pre Approval of Proposals
                                      Number        Percent                       Number        Percent
                                    -------------------------                   -------------------------
DIRECTORS AND OFFICERS

Alan Margerison ................    68,186,568       81.9%           (1)        37,109,800       74.5%
Satoru Hirai ...................             -         -                                 -         -
Raymond Christinson ............             -         -                                 -         -
Masazumi Ishii .................             -         -                                 -         -
Jun Kumamoto ...................             -         -                                 -         -
Mark Scott .....................             -         -                                 -         -
                                    -------------------------                   -------------------------
Total  Directors and Officers
as a Group (6 total) ...........    68,186,568       81.9%                      37,109,800       74.5%
                                    =========================                   =========================

The symbol - means less than 1%

GREATER THAN 5% OWNERSHIP

Inter Asset Japan Co., Ltd-

Inter Asset Japan LBO No. 1 Fund    31,580,000       38.0%         (2),(3)      20,000,000       40.2%
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

PBAA Fund, Ltd. ................    21,839,902       26.2%         (2),(4)       4,009,800        8.1%
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Terra Firma Fund , Ltd. ........    13,100,000       15.7%           (2)        13,100,000       26.2%
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Inter Asset Japan Co. Ltd. .....     1,666,666        2.0%         (2),(5)               -        0.0%
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

                                    -------------------------                   -------------------------
                                    68,186,568       81.9%                      37,109,800       74.5%
                                    =========================                   =========================


(1) Reflects the shares beneficially owned by IAJ LBO No. 1, PBAA and Terra Firma. These entities stated in a Schedule 13D filed with the SEC on July 17, 2003, and have subsequently confirmed orally, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act. Mr. Margerison, who currently serves as the Chairman of IAJ, together with his business partner, Mr. Hiroki Isobe, control each of IAJ, IAJ LBO Fund, PBAA and Terra Firma. Excluding the 11,850,000 shares discussed in (3) below, these entities held approximately 79.4% of the common stock as of the record date.

(2) Although IAJ LBO Fund, PBAA and Terra Firma stated in a Schedule 13D filed with the SEC on July 17, 2003, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act, each entity stated in such schedule that it had sole voting and dispositive power with respect to all of the shares reported on the
         Schedule 13D. The share ownership reflected in the Schedule 13D has been adjusted to include (a) the 3,163,436 shares of our common stock to be issued upon conversion of our outstanding debt for which we are seeking approval pursuant to Proposal 5 and (b) the 1,666,666 shares of our common stock which we agreed to issue to IAJ on November 11, 2003 for a total of a $500,000 subscription and (c) the 1,333,333 shares of our common stock which we agreed to issue to PBAA on December 29, 2003 for a total of a $400,000 subscription.

(3) Includes 11,580,000 shares of common stock issuable upon conversion of our Series B convertible preferred stock as discussed in Proposal 2. This conversion is subject to stockholder approval and an amendment to our certificate of incorporation increasing our authorized common stock to at least 100,000,000 shares.

(4) Includes 13,333,333 shares of common stock issued to PBAA related to the June 30, 2003 cash investment of $2,000,000 as discussed in Proposal 6. This issuance is subject to stockholder ratification. This includes the issuance of 3,163,436 shares of our common stock to be issued upon conversion of our outstanding debt for which we are seeking approval pursuant to Proposal 5. Includes the 1,333,333 shares of common stock we agreed to issue to PBAA on December 29, 2003 for a total of a $400,000 subscription.

(5) Includes the 1,666,666 shares of common stock we agreed to issue to IAJ on November 11, 2003 for a total of a $500,000 subscription.

                                   PROPOSAL 1

         It is proposed to elect six directors to hold office for terms of one year and until their successors shall be elected and shall qualify. At the annual meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the board of directors unless instructed to the contrary. Each nominee is currently a director of our company.

                                                   PRINCIPAL OCCUPATION AND BUSINESS                       DIRECTOR
      NAME OF NOMINEE         AGE                EXPERIENCE DURING THE PAST FIVE YEARS                      SINCE
      ---------------         ---                -------------------------------------                      -----

Alan Margerison               33    Mr. Margerison has been President, Chief Executive Officer and a        2002
Chief Executive Officer,            Director of our company since October 2002. Mr. Margerison has
5% or greater Shareholder           also been President of IAJ, a Japanese venture capital company, from 2001 to 2003, at which time he resigned as President and CEO of IAJ, becoming Chairman of that company. He remains a Director of IAJ since 2001. From 2001 to 2003, he has also served as CEO of
                                    Inter Asset Japan Animation Ltd., a wholly owned subsidiary of
                                    IAJ. He resigned this position in 2003. Since 2002, he also has been a Director of Inter Asset Europe Investment Advisory Ltd.,
                                    Director of Activated Content Corporation Ltd. and Director of
                                    Inter Asset Japan Capital (Hong Kong) Ltd. Since 2002, Mr.
                                    Margerison has served as President and Chief Executive Officer of
                                    PBA Financial Holdings Co., Ltd. (formerly Inter Asset Japan REIT
                                    Holdings Co., Ltd.), as Chairman of Alan Charles Margerison Golf
                                    Resort & Co., Ltd., and Inter Asset Japan Investment Advisory. In
                                    2002 Mr. Margerison served as an Audit Committee Director of
                                    InfoshowerX Ltd before resigning this post in 2003. Mr. Margerison served as Partner of Japan Private Banking Consultants since 1999 and served as its President and Chief Executive Officer from 2001 to 2002. He served as an Associate with Magellan Tressider Tuohy,
                                    Japan from 1998 to 1999 and worked as an individual management consultant serving in private practice from 1997 to 1998.

Satoru Hirai                  37    Mr. Hirai has been Chief Operating Officer of our company since         2002
Other Executive Officer             February 2003 and Secretary and a Director of our company since
                                    October 2002. Mr. Hirai was Chief Financial Officer of our company between February and October 2003. Mr. Hirai has also been Chief
                                    Executive Manager of Pacific United Partners, LLC, a consulting firm, since June 2001. Mr. Hirai has been a director of Activated
                                    Content Corporation since 2001. Mr. Hirai was President of Pacific
                                    United Partners, Ltd (HK) from June 2000 to March 2001 when it ceased its operations. He served as Manager, Asia Desk, of Cargill
                                    Investor Services from June 1999 to June 2000, as Vice President,
                                    Foreign Fixed Income, of Salomon Smith Barney (Japan) Ltd. from
                                    June 1996 to September 1998 and as Assistant Manager (Analyst),
                                    Financial Marketing, of Jardine Matheson K.K. from June 1991 to
                                    May 1996.

Raymond Christinson           32    Raymond Christinson has been a Director of Intermedia                   2002 (1,2,3)
Non-Management Director             Entertainment Co., Ltd. since 2001. He served as a Manager of Y's
                                    International Co., Ltd. from 1995 to 2001 and as a Director and
                                    Chief Operating Officer from 1999 to 2001.

                                                   PRINCIPAL OCCUPATION AND BUSINESS                       DIRECTOR
      NAME OF NOMINEE         AGE                EXPERIENCE DURING THE PAST FIVE YEARS                      SINCE
      ---------------         ---                -------------------------------------                      -----

Masazumi Ishii                56    Masazumi Ishii is founder and Managing Director of AZCA, Inc., a        2003 (1,2,3)
Non-Management Director             professional firm based in Menlo Park, California that provides consulting and investment banking services to technology based companies to achieve their corporate development objectives in the
                                    Asia-Pacific markets. Mr. Ishii is also active as an investor in emerging high technology companies. Prior to establishing AZCA in
                                    1985, Mr. Ishii was a senior management consultant at McKinsey &
                                    Company, Inc. in Tokyo and Los Angeles. At McKinsey, he planned and managed projects for more than fifteen major corporations in
                                    Japan, Europe and the United States, focusing on international diversification strategies. Prior to joining McKinsey, Mr. Ishii was involved in the computer industry for more than a decade, including eight years with IBM in Japan. Mr. Ishii serves on the board and the advisory board of several multinational companies.
                                    Mr. Ishii is a board member of various associations, including the
                                    Japan Society of Northern California and the Japanese Chamber of
                                    Commerce in Northern California.

Jun Kumamoto                  36    Jun Kumamoto has been a lecturer at the School of Humanities &          2003 (1,2,3)
Non-Management Director             Culture, Tokai University and at the International Education of
                                    Students (Tokyo) since April 2002, teaching marketing and
                                    international business. Prior thereto and from April 1995, Mr.
                                    Kumamoto was a research associate at the Institute of
                                    Administrative Management, Ministry of Public Management, Home
                                    Affairs, Posts and Telecommunications.

Mark Scott                    50    Mark Scott has served as Chief Financial Officer of the company         2004 (4)
Other Executive Officer             since October, 2003. Previously, he was Executive Vice
                                    President-Finance and Chief Financial Officer of Digital Lightwave
                                    from 2002-2003. Mr. Scott was Chief Financial Officer of Network
                                    Access Solutions from 2001-2002. Previously, Mr. Scott was Vice
                                    President of Finance and Chief Financial Officer of Teltronics,
                                    Inc. from 1997-2001. Prior thereto, Mr. Scott held senior
                                    financial positions in Protel, Inc., Crystals International, Inc.,
                                    Ranks Hovis McDougall, LLP, and Brittania Sportswear and was
                                    employed by Arthur Andersen & Company.

(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the nominating committee.
(4) Added to the board of directors on January 28, 2004.

         Messrs. Margerison and Hirai also currently serve on the board of directors of Activated Content Corporation, an entity affiliated with IAJ LBO No. 1, our major stockholder.

COMMUNICATION WITH BOARD OF DIRECTORS

         Shareholders may communicate with members of the board of directors by writing to the member at 533 Airport Blvd., Suite 400, Burlingame, CA 94010. The company will direct the correspondence to the director.

ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

         The members of the board of directors are requested to attend the annual meeting of stockholders. All directors attended the December 30, 2002 meeting.

BOARD MEETINGS AND COMMITTEES

         During 2002, the board of directors held three meetings and took action four times by unanimous written consent. All of the directors attended at least 75% of the aggregate number of meetings of the board.

         The board of directors has an audit committee and compensation Committee during 2002. The board of directors did not have nominating committee; nominees for election as directors were selected by the board of directors. During 2002, the sole member of the audit committee was not "independent" as that term is defined in the listing standards of the American Stock Exchange. There were no meetings of the audit committee.

         Effective 2003, the audit committee consisted of three directors, all of whom are independent directors. The committee operates under a written charter and met four times in 2003. As more fully described in its charter, which is included in Appendix 1, the functions of the audit committee include the following:

         o  the appointment of independent auditors;

         o review the arrangements for and scope of the audit by independent auditors;

         o  review the independence of the independent auditors;

         o consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any proposed corrective actions;

         o review and monitor our policies regarding business ethics and conflicts of interest;

         o discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters; and

         o review the activities and recommendations of our accounting department.

         The compensation committee consists of three directors, all of whom are independent non-employee directors. The compensation committee has the authority to evaluate company officers, to administer the 1999 and 2000 stock option plans and to review and make recommendations to the board of directors with respect to the non-performance based compensation of our executive officers. The compensation committee has the authority to review and approve the performance based compensation of our executive officers.

         Effective February, 2004, a nominating committee was formed and consisted of three directors, all of whom are independent directors. The committee operates under a written charter. As more fully described in its charter, which is included in Appendix 2, the functions of the nominating committee include the following:

         o The Committee shall assist the board in identifying individuals qualified to become board members, and recommend to the board the nominees for election as directors at the next annual meeting of shareholders

         o develop and recommend to the board the corporate governance guidelines applicable to the Company

         o serve in an advisory capacity to the board and chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of the company and the conduct of board activities.

         The nominating committee will consider director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the nominating committee should submit such information as the stockholder deems pertinent for service on the board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate's written consent to serve on the board of directors if nominated and elected. This information should be received by the secretary of the company at 533 Airport Blvd., Suite 400, Burlingame, CA 94010 by May 1, 2004 if you wish to have the prospective candidate considered for the 2004 annual meeting of stockholders.

         The nominating committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company's businesses, and decision-making ability) as are suited to the company's and the board's needs at the time.

         Mr. Margerison, our Chief Executive Officer, is a representative of our 5% shareholder.

EMPLOYMENT AGREEMENTS

         On February 3, 2003, we entered into an employment agreement with Alan Margerison to serve, for a term of three years, as our President and Chief Executive Officer at a annual base salary of $60,000 and eligibility to receive compensation, including options, at the discretion of our compensation committee. Mr. Margerison currently spends approximately 30 hours per week on company matters. On February 3, 2003, we entered into an employment agreement with Satoru Hirai to serve, for a term of three years, as our Chief Operating Officer and Chief Financial Officer at a annual base salary of $91,200 and eligibility to receive compensation, including options, at the discretion of our Compensation Committee. This agreement was amended on May 21, 2003 and the annual base salary was increased to $120,000. Mr. Hirai currently spends approximately 30 hours per week on company matters. These employment agreements also contain provisions for confidentiality for the term of each agreement and thereafter. Each employment agreement also provides for a severance payment in the amount of 25% of the executive's annual base salary in the event that the employee is terminated by us without cause.

COMPENSATION OF DIRECTORS

         Our directors who are not otherwise our employees are compensated at the rate of $1,000 per month.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES HEREIN.

                                   PROPOSAL 2

               AUTHORIZATION OF ISSUANCE OF OUR COMMON STOCK UPON
             CONVERSION OF OUR SERIES B CONVERTIBLE PREFERRED STOCK

PRIVATE PLACEMENT

         We owed David Badner, a stockholder and a former consultant of our company, $563,857 as of September 25, 2002 pursuant to a convertible promissory note dated May 31, 2002 (the "Convertible Promissory Note"). We have been informed by IAJ that as of September 25, 2002, IAJ LBO Fund, our largest stockholder, acquired the Convertible Promissory Note from Mr. Badner. The interest rate under the Convertible Promissory Note was 10% per annum.

         During the three months ended December 31, 2002, IAJ LBO Fund loaned us an additional $500,000 under the Convertible Promissory Note, thereby increasing the principal amount to $1,063,857. The proceeds from this additional loan were used for working capital purposes.

         The Convertible Promissory Note was convertible into our Series B convertible preferred stock. Each share of Series B convertible preferred stock is convertible into 10,000 shares of our common stock. On June 30, 2003, IAJ LBO Fund converted the principal amount of the Convertible Promissory Note, as well as approximately $95,000 of accrued interest thereon, into 1,158 shares of our Series B convertible preferred stock.

         IAJ LBO Fund represented to us that it was acquiring these shares for investment. No underwriter was involved in this transaction. This issuance and sale was exempt from registration under the Securities Act of 1933 (the "Securities Act") by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

         The Series B convertible preferred stock has no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

         Each share of Series B convertible preferred stock is convertible at any time or from time to time into 10,000 shares of our common stock, or an aggregate of 11,580,000 shares of our common stock if all of the Series B convertible preferred stock is converted. No conversion can occur unless and until such time as the holders of our common stock shall have voted upon and approved (i) the transaction by which the Series B convertible preferred stock was issued and sold, as required by Rule 713 of the AMEX Company Guide, and (ii) an amendment to our Restated Certificate of Incorporation increasing our authorized common stock to at least 100,000,000 shares, which proposals are the subject of this proxy statement.

WHY WE ARE REQUESTING STOCKHOLDER APPROVAL OF THIS PROPOSAL

         Based upon 71,294,324 shares of outstanding common stock as of the record date had all of the shares of Series B convertible preferred stock been converted into shares of common stock on that date, those shares of common stock would have represented approximately 16.2% of the our outstanding common stock on the record date. The per share price of such common stock would be deemed to be $0.10. The market price of our common stock on January 31, 2004 was $0.40 per share.

         The IAJ LBO Fund acquisition of the Convertible Promissory Note from Mr. Badner, the additional IAJ LBO Fund loan, and the conversion of this debt into Series B convertible stock were undertaken by IAJ to strengthen our balance sheet and enable us to carry out further restructuring of our current operations and accelerate the execution of our strategic business plans.

         Rule 713 of the AMEX Company Guide provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock. For purposes of complying with this rule, we have taken into account the collective dilution and share issuance prices of the transactions described in Proposals 2, 4, 5 and 6.

         We are requesting your approval of the transaction by which the Series B convertible preferred stock was issued, resulting in the approval of the conversion at any time or from time to time of the Series B convertible preferred stock into our outstanding common stock.

DISADVANTAGES OF ISSUING OUR COMMON STOCK UPON CONVERSION OF OUR SERIES B CONVERTIBLE PREFERRED STOCK

         Increased Dilution

         The number of shares of our outstanding common stock will be significantly increased upon the conversion of the Series B convertible preferred stock. When this occurs, there will be a substantial pro rata dilution to our current stockholders.

         Increased Number of Shares Available for Public Sale

         Upon the conversion of the Series B convertible preferred stock, there will be a greater number of shares of common stock becoming eligible for sale in the public market commencing immediately. Such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

VOTE REQUIRED; BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of shares of our common stock voting, in person or by proxy, at the annual meeting. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The board has unanimously approved an amendment to Article FOURTH of our certificate of incorporation to increase the number of shares of common stock which we shall be authorized to issue from 75,000,000 to 150,000,000.

         The approval or ratification of the proposals included in this Proxy Statement affect significantly the number of common shares outstanding as follows:

                                                                                         % of Total
                                                              No. of           %         Outstanding
                                                              Shares        Increase     and Reserved
                                                            -----------     --------     ------------
Shares Outstanding-

Common shares outstanding prior to approval/ratification     36,385,906                      37.5%

Proposal 4- Ratification of 15,411,650 shares of our
     common stock to David Badner ......................     15,411,650       42.4%
                                                            -----------      ------

Common shares outstanding at December 31, 2002 .........     51,797,556       42.4%

Proposal 5- Authorization to issue common stock upon
     conversion of outstanding debt ....................      3,163,436        8.7%

Proposal 6- Ratification of issuance of common stock ...     13,333,333       36.6%

Issuance of common stock to Inter Asset Japan Co. Ltd. .      1,666,666        4.6%

Issuance of common stock to PBAA Fund Ltd. .............      1,333,333        3.7%
                                                            -----------      ------

Total common shares outstanding at record date .........     71,294,324       95.9%
                                                            -----------      ------

Reserved Shares-

Proposal 2- Authorization of issuance of convertible
     preferred stock ...................................     11,580,000       31.8%

Proposal 7- Proposed amendment to increase the number
     of shares under the stock option plans ............     12,000,000       33.0%

Shares reserved for warrants ...........................      1,678,433        4.6%

Shares reserved for the Fan Club Entertainment Co., Ltd.        350,000        1.0%
                                                            -----------      ------

Total common shares reserved ...........................     25,608,433       70.4%
                                                            -----------      ------

Total common shares outstanding and reserved ...........     96,902,757      166.3%

Proposal 3- unissued, unreserved and available for
     issuance common shares ............................     53,097,243      145.9%
                                                            -----------      ------

Total proposed common shares under Proposal 3 ..........    150,000,000      312.2%
                                                            ===========      ======

WHY WE ARE REQUESTING APPROVAL OF THIS PROPOSAL

         We are requesting approval of this proposal because the terms of the Series B convertible preferred stock require us to seek stockholder approval for an increase in our authorized common stock to at least 100,000,000 shares of common stock. The board also believes such action to be in the best interests of our company so as to make a sufficient number of shares of common stock available to satisfy our obligations under the Series B convertible preferred stock.

         In addition, we presently do not have a sufficient number of shares of common stock available for issuance after taking into account: (1) the potential exercise of our outstanding Series B convertible preferred stock, (2) the 350,000 shares of common stock to be issued in connection with our previously disclosed acquisition of 67% of Fan Club Entertainment, Ltd. ("Fan Club"), and
(3) outstanding common stock purchase warrants and options.

         In addition to the 71,294,324 shares of common stock outstanding on the record date, 25,608,433 shares of common stock were reserved for issuance upon exercise of outstanding Series B convertible preferred stock, the common stock for the Fan Club acquisition, and the common stock purchase warrants and options, resulting in a deficiency of 21,902,757 shares of common stock. We need additional shares of common stock in order to satisfy these obligations. We also need additional shares of common stock available for issuance pursuant to our employee benefit programs, possible acquisitions and financings, and other corporate purposes. Assuming all of the proposals set forth in this Proxy Statement are approved, on a fully-diluted basis, we will have 53,097,243 shares of common stock authorized and available for issuance.

         The Board's ability to issue additional shares of common stock without further action by the stockholders will enable the Board to take anti-takeover measures or other strategic actions having the effect of blocking or diminishing the effectiveness of potential takeover attempts. The Board has authorized these transactions to strengthen our balance sheet and enable us to carry out further restructuring of our current operations and accelerate execution of our strategic business plans.

         The additional shares of common stock may be issued from time to time as the Board may determine without further action by the stockholders, including issuing additional shares of common stock and warrants for additional funding.

         Stockholders do not currently possess, nor upon the adoption of the proposed amendment will then acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.


VOTE REQUIRED; BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 4

          RATIFY THE ISSUANCE OF 15,411,650 SHARES OF OUR COMMON STOCK
            TO DAVID BADNER IN VARIOUS TRANSACTIONS IN 2001 AND 2002

         In addition to the financing efforts of Mr. Badner discussed in Proposal 2, in 2000, Mr. Badner assisted us in identifying inefficiencies in our operations and in reducing or eliminating redundant overhead and unnecessary expenses. During the year ended December 31, 2001, Mr. Badner also assisted us in negotiating the reduction of our accounts payable to various unaffiliated third parties, with resultant savings to us of approximately $500,000. J.N. Savasta Corp., an insurance brokerage owned by Mr. Badner and Mr. Savasta, also paid approximately $75,000 of our insurance premiums and replaced several of our insurance policies in effect at various times during that year with comparable coverages at substantially lower rates, with resultant savings to us in excess of $135,000 over an 18-month period. For these and other services rendered on our behalf during the year ended December 31, 2001, as well as in the immediately preceding year, and in recognition of the fact that Mr. Badner had essentially acted as our lender of last resort when we had exhausted all other possibilities for short-term financing, we issued to Mr. Badner and to companies controlled by him 13,411,650 shares of our common stock.

         In addition, pursuant to a consulting services agreement effective December 1, 2001, Mr. Badner provided consulting services to us at a fixed monthly rate of $15,000, plus reimbursement for the actual cost of all reasonable expenses of travel and entertainment, promotional activities and other expenses incurred on behalf of us and our subsidiaries and our affiliates in connection with the performance of Mr. Badner's services under the agreement. We and Mr. Badner terminated this agreement as of September 25, 2002. Mr. Badner generally released us and IAJ and its affiliates from all liabilities, and we and Mr. Badner agreed to cooperate with each other in regard to maintaining our AMEX listing and in the development of our business and enhancement of the value of our company. In consideration of such cooperation and release and in full satisfaction of our obligations to Mr. Badner under the consulting agreement, we agreed to issue to Mr. Badner 2,000,000 shares of our common stock and agreed to effectuate a registration of such shares with the SEC.

         This issuance and sale was exempt from registration under the Securities Act by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

         We have been informed by IAJ that IAJ and affiliated entities purchased 12,500,000 common shares from Mr. Badner during 2001 and early 2002.

WHY WE ARE REQUESTING STOCKHOLDER APPROVAL OF THIS PROPOSAL

         Mr. Badner and companies controlled by him acquired in several transactions 15,411,650 shares of our common stock, or approximately 21.6% of our outstanding common stock at the record date. We valued 12,411,650 of these shares at approximately $0.15 per share, which represented the approximate market price of our common stock on their respective dates of issuance during fiscal year 2001. We valued 1,000,000 of these shares at approximately $0.18 per share, which represented the approximate market price of our common stock on their respective dates of issuance during fiscal year 2001. We valued the remaining 2,000,000 shares at $.08 per share, which represented the approximate market price of our common stock on September 25, 2002, their date of issuance.

         Rule 713 of the AMEX Company Guide provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock. For purposes of complying with this rule, we have taken into account the collective dilution and share issuance prices of the transactions described in Proposals 2, 4, 5 and 6.

         While the issuances of shares to Mr. Badner and companies controlled by him were at market value, we are requesting your ratification of this issuance of common stock because the issuance is greater than 20% of our outstanding common stock.

VOTE REQUIRED; BOARD RECOMMENDATION

         Ratification of this proposal requires the affirmative vote of the holders of a majority of shares of our common stock voting, in person or by proxy, at the annual meeting. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                   PROPOSAL 5

               AUTHORIZATION OF ISSUANCE OF OUR COMMON STOCK UPON
                         CONVERSION OF OUTSTANDING DEBT

PRIVATE PLACEMENT

         On February 10, 2003, we acquired a 76.9% equity interest in iAccele Co., Ltd., a privately held Japanese corporation engaged in the business of providing an Internet data transmission acceleration service that targets narrowband users, as well as broadband users, for 100.0 million Japanese Yen, or approximately $825,000 based on the Japanese Yen/US dollar exchange rate on that date.

         In order to finance this acquisition, we borrowed 100.0 million Japanese Yen from PBAA (the "PBAA Loan"). The principal amount of the PBAA Loan, together with interest thereon at 4.50% per annum, is due and payable on January 31, 2004. We may defer payment of the principal amount of the PBAA Loan, but not accrued interest, for one additional year with the consent of PBAA. We may prepay all or specified minimum portions of the PBAA Loan at any time after March 31, 2003 upon payment of certain prepayment penalties.

         If the PBAA Loan is not repaid by January 31, 2004, PBAA will have the right to convert any portion of the then unpaid principal amount of the PBAA Loan, as well as any then accrued but unpaid interest thereon, into shares of our common stock at a per share conversion price equal to the Japanese Yen equivalent of 80% of the average of the US dollar closing price of our common stock on AMEX in the 20 consecutive trading days immediately prior to the date upon which PBAA gave us notice of conversion, or, if our common stock is not then traded on AMEX, the closing bid price for our common stock as reported by the Nasdaq Stock Market or such other primary exchange or stock bulletin board on which our common stock is then traded. By way of illustration, had such conversion occurred on February 10, 2003, PBAA would have received 7,335,145 shares of our common stock which, when added to those shares currently beneficially owned by PBAA and its affiliates, would have increased their collective ownership of our common stock to approximately 78.9%. The terms of the PBAA Loan do not contain any maximum on the number of shares of common stock into which the PBAA Loan could convert.

         On December 2, 2003, we reached agreement with PBAA to convert the PBAA Loan, plus approximately $33,000 in accrued interest thereon, into 3,163,436 shares of common stock, a conversion rate equal to $0.30 per share, representing an approximate 15% discount to the trailing twenty day average closing price of our common stock as of November 21, 2003.

         We believe that the conversion of this debt will further strengthen our balance sheet and enable us to carry out further restructuring of our current operation and accelerate execution of our strategic business plans.

         PBAA represented to us that it was acquiring these shares for investment. No underwriter was involved in this transaction. This issuance and sale was exempt from registration under the Securities Act by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

WHY WE ARE REQUESTING STOCKHOLDER APPROVAL OF THIS PROPOSAL

         We are requesting approval to convert the PBAA Loan into 3,163,436 shares of common stock, or approximately 4.4% of our outstanding common stock as of the record date, at a conversion rate equal to $0.30 per share, representing an approximate 15% discount to the trailing twenty day average closing price of our common stock as of November 21, 2003. As PBAA is an affiliate of IAJ and IAJ LBO Fund, our largest stockholder, and the conversion purchase price per share was at a discount to market, we are asking our stockholders to approve this transaction.

         The Board has authorized these transactions to strengthen our balance sheet and enable us to carry out further restructuring of our current operations and accelerate execution of our strategic business plans.

         Rule 713 of the AMEX Company Guide provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock. For purposes of complying with this rule, we have taken into account the collective dilution and share issuance prices of the transactions described in Proposals 2, 4, 5 and 6.

         We are requesting your approval to permit PBAA to exercise its conversion rights with respect to the PBAA Loan.

DISADVANTAGES OF ISSUING OUR COMMON STOCK UPON CONVERSION OF THE PBAA LOAN

         Increased Dilution

         The number of shares of our outstanding common stock will be significantly increased upon the conversion of the PBAA Loan. When this occurs, there will be a substantial pro rata dilution to our current stockholders.

         Increased Number of Shares Available for Public Sale

         Upon the conversion of the PBAA Loan, there will be a greater number of shares of common stock becoming eligible for sale in the public market commencing immediately. Such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

         Potential For Discouraging Certain Tender Offers

         The issuance or the potential for issuance of a large number of shares of common stock might tend to have the effect of discouraging tender offers for our company.

VOTE REQUIRED; BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of shares of our common stock voting, in person or by proxy, at the annual meeting. A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 6

          RATIFY THE ISSUANCE OF 13,333,333 SHARES OF OUR COMMON STOCK
                      TO PBAA FUND LTD. AS OF JUNE 30, 2003

         As of June 30, 2003, we received a cash investment of $2,000,000 from PBAA in exchange for an aggregate of 13,333,333 shares of our common stock. This investment was based on a purchase price per share of $0.15, representing an approximate 25% discount to the trailing 5-day average closing price of the common stock ending June 15, 2003, the date upon which PBAA made its investment commitment. The issuance of this common stock is subject to ratification by our stockholders.

         Upon consummation of this transaction and excluding Proposal 5, PBAA will beneficially own 18,676,466 shares of common stock, representing approximately 26.2% of our outstanding common stock as of the record date. PBAA represented to us that it was acquiring these shares for investment. No underwriter was involved in this transaction. This issuance and sale was exempt from registration under the Securities Act by reason of the exemption afforded by Section 4(2) of that Act as a transaction not involving a public offering.

WHY WE ARE REQUESTING STOCKHOLDER APPROVAL OF THIS PROPOSAL

         PBAA was issued, subject to stockholder ratification, 13,333,333 shares of our common stock, or approximately 18.7 % of our outstanding common stock on the record date. The per share price of such common stock was $0.15. The market price of our common stock on June 30, 2003 was $0.27 per share. As PBAA is an affiliate of IAJ and IAJ LBO Fund, our largest stockholder, and the issuance price per share was at a discount to market, we are asking our stockholders to approve this transaction.

         Rule 713 of the AMEX Company Guide provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock. For purposes of complying with this rule, we have taken into account the collective dilution and share issuance prices of the transactions described in Proposals 2, 4, 5 and 6. We are requesting your approval to permit the issuance of such common stock in an amount greater than 20% of our outstanding common stock.

VOTE REQUIRED; BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of shares of our common stock voting, in person or by proxy, at the annual meeting. A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 7

           PROPOSED AMENDMENT TO THE 1999 AND 2000 STOCK OPTION PLANS

         The 1999 and 2000 stock option plans (the "Plans") were amended by the board on June 15, 2003 and November 11, 2003 to increase the number of shares of common stock available thereunder from 1,500,000 to 12,000,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock. We believe that the increase in the number of shares reserved for issuance pursuant to the Plans is necessary for us to continue to attract and retain qualified employees, officers and directors.

DESCRIPTION OF THE PLANS

         The Plans provide for its administration by the board or by a committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The Board or the Committee may interpret the provisions of the Plans and may prescribe, amend and rescind rules and regulations relating thereto.

         The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the Plans may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who is also more than a 10% stockholder, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the Plans is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required. In addition, option grants at less than fair market value are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and shall be exercisable only upon the attainment of pre-established, objective performance goals.

         The Plan is open to participation by employees, including our officers or any of our subsidiaries, as well as by our non-employee directors or consultants. At the record date, there were approximately two of our employees (including two officers) as well as certain non-employee previous and current directors and consultants eligible to participate in the Plans.

         Assuming approval of the proposed amendment to the Plans and after giving effect thereto, there would be 12,000,000 shares of common stock available for issuance under the Plans, of which, as of the record date, 2,150,000 shares would be available for future option grants under the Plans.

NEW PLAN BENEFITS

         Awards to Grantees Other Than Non-Employee Directors

         There are 6,300,000 shares of common stock deliverable upon the exercise of such options to grantees.

         Non-Employee Director Awards

         There are 2,550,000 and 1,000,000 of common stock deliverable upon the exercise of such options to previous and current non-employee Directors, respectively, under the Plans.

FEDERAL INCOME TAX CONSEQUENCES

         We believe that under present law the following are the federal tax consequences generally arising with respect to options granted under the Plans. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

         The grant of an option will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. In the case of options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934 when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a director less than six months after the date of grant.

         The foregoing provides only a general description of the application of federal income tax laws under the Plans. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the Plans and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table provides information as of January 31, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

                               NUMBER OF SECURITIES TO        BE WEIGHTED AVERAGE -
                               ISSUED UPON EXERCISE OF         EXERCISE PRICE OF          NUMBER OF SECURITIES
                                 OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,       REMAINING AVAILABLE FOR
     PLAN CATEGORY               WARRANTS AND RIGHTS          WARRANTS AND RIGHTS            FUTURE ISSUANCE
     -------------             -----------------------        --------------------       -----------------------
Equity compensation plans
   approved by security
   holders ....................      2,550,000(1)                    $5.70                        0(2)

Equity compensation plans
   not approved by
   security holders ...........              0                           0                        0
                                     ---------                       -----                        -

TOTAL .........................      2,550,000(1)                    $5.70                        0(2)

__________

(1) Does not reflect the grant of options to purchase 7,300,000 shares of common stock, at an average exercise price of $.19, which grant is subject to stockholder approval of the amendment to the 1999 and 2000 Plans. The following table provides details of these grants:

                             No. of Shares Grant Price
      Officer/Director       Granted           Grant Date       Per Share
      ----------------       -------------     ----------       -----------
      Alan Margerison        1,000,000         2/5/03  *          $.08
                             2,000,000         6/15/03 *          $.20

      Satoru Hirai             500,000         2/5/03  *          $.08
                             1,500,000         6/15/03 *          $.20

      Raymond Christinson      250,000         6/15/03            $.20

      Masazumi Ishii           250,000         6/15/03            $.20

      Jun Kumamoto             250,000         6/15/03            $.20

      Chinin Tana              250,000         6/15/03            $.20

      Mark Scott               300,000         1/12/04            $.30

      ----------
      * Individual SEC Ownership Forms have not been filed for these grants.

(2) Does not give effect to the amendment of the 1999 and 2000 Plans pursuant to which the number of shares authorized will be increased from 1,500,000 to 12,000,000, subject to stockholder approval of the amendment to the 1999 and 2000 Plans.

BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             AUDIT COMMITTEE REPORT

         The audit committee, which is composed of three independent directors (Masazumi Ishii, Raymond Christinson and Jun Kumamoto), operates under a written charter adopted by the board of directors. Among its functions, the committee recommends to the board of directors the selection of independent auditors.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

         In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors their independence and considered the compatibility of permissible non-audit services with the auditors' independence.

         Based upon the committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

                                      Audit Committee of the Board of Directors,

                                      Maszumi Ishii, Chairman
                                      Raymond Christinson
                                      Jun Kumamoto

                              INDEPENDENT AUDITORS

         The Board has appointed Radin, Glass & Co., LLP as our independent auditors for the 2002 fiscal year. Audit services provided by Radin, Glass & Co., LLP during fiscal year 2002 included an audit of our financial statements. They reviewed our annual report on Form 10-K filed with the SEC and certain other filings that we made with the SEC. They have unrestricted access to the Board of Directors and to the Audit Committee to discuss audit findings and other financial matters.

         Fees Billed by Radin, Glass & Co., LLP for Fiscal Year 2002 are as follows:

Audit Fees ..............................................  $49,770

Financial Information System Design and Implementation ..       $0

All Other Fees (1) ......................................       $0
__________

(1) Included in "All Other Fees" are fees for consultation on accounting and financial reporting matters and tax services.

No representatives of Radin, Glass & Co., LLP will be in attendance at the Annual Meeting.

                          COMPENSATION COMMITTEE REPORT

         The compensation committee is composed of three independent directors (Masazumi Ishii, Raymond Christinson and Jun Kumamoto). The goal of the committee is to develop compensation policies and practices that encourage and reward executive efforts to create stockholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of stockholders generally.

         The committee recommends to the board compensation for the company's officers and directors and oversees the administration of the 1999 and 2000 stock option plans. All decisions of the committee relating to the compensation of the company's executive officers are reviewed and approved by the entire board.

         The committee was formed in 2003 and, therefore, did not hold any meetings during 2002 or prior periods. At meetings held in 2003, the committee reviewed the compensation of the Chief Executive Officer and other company officers that was paid in 2002 and, based upon this review and a review of compensation arrangements for senior executives at similar development stage companies, recommended the approval of the employment agreements for Messrs. Margerison and Hirai that are described in this Proxy Statement. In addition, the committee reviewed the previous grants of stock options under the 1999 and 2000 stock option plans to employees of the company, and taking into account the development stage of the company and similar stock option grants for companies at a comparable stage of development, recommended approval of the stock option grants to the company's executives that are described in this Proxy Statement under "Executive Compensation" below. These grants occurred in 2003 and will be submitted for stockholder approval at our next annual general meeting.

                                        Compensation Committee of the Board of
                                        Directors,

                                        Maszumi Ishii, Chairman
                                        Raymond Christinson
                                        Jun Kumamoto

                             EXECUTIVE COMPENSATION

         The following table shows the compensation of our Chief Executive Officers ("the Named Officers"). None of our executive officers' total annual compensation exceeded $100,000 for the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                ---------------------------
                                    ANNUAL COMPENSATION          NUMBER OF
                              -------------------------------    SECURITIES
      NAME AND                                   OTHER ANNUAL    UNDERLYING     ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY    BONUS   COMPENSATION     OPTIONS      COMPENSATION
 ------------------    ----   --------   -----   ------------   ------------   ------------
Alan Margerison,       2002   $      0    $ 0        $ 0            $ 0            $ 0
President and Chief
Executive Officer(1)

Jonathan Braun,        2002   $      0    $ 0        $ 0            $ 0            $ 0
President and Chief    2001   $ 22,500    $ 0        $ 0            $ 0            $ 0
Executive Officer(2)   2000   $183,150    $ 0        $ 0            $ 0            $ 0


(1) Commenced as President and Chief Executive Officer, effective October 18, 2002. During the period from October 18, 2002 to December 31, 2002, Mr. Margerison was compensated by, and for his services to, Inter Asset Japan, Ltd., an affiliate of the controlling stockholder of our company. We entered into an employment agreement with Mr. Margerison on February 3, 2003. See below "--Employment Agreements."

(2) Resigned as President and Chief Executive Officer, effective October 18,
    2002.

                              CERTAIN TRANSACTIONS

RELATIONSHIPS WITH IAJ

         Mr. Alan Margerison, our Director, President and Chief Executive Officer, currently serves as the Chairman of IAJ, and together with his business partner, Mr. Hiroki Isobe, they control each of IAJ, IAJ LBO Fund, PBAA and Terra Firma.

         In order to help you understand the various transactions that are described in this section of our Proxy Statement, the following table provides details on the affiliated parties owned or controlled by each of our Controlling Stockholders and certain other entities that are relevant for purposes of understanding the related party transactions that have taken place:

Inter Asset Japan LBO No. 1 Fund owns:

                                  Foreign TV Japan Co., Ltd............66.7%

                                  InfoshowerX Co., Ltd.................42.7%

                                  IA Global, Inc.......................38.0%

PBAA Fund Ltd. owns:

                                  IA Global, Inc.......................26.2%

Terra Firma Fund Ltd. owns:

                                  IA Global, Inc.......................15.7%

Inter Asset Japan Co., Ltd. owns:

                                  IA Global, Inc........................2.0%

                                  Cyberbred Co., Ltd..............   ..27.0% (1)

IA Global, Inc. owns:

                                  iAccele Co., Ltd.....................76.9% (2)

                                  QuikCAT Australia Pty Ltd............47.5%

                                  FanClub Entertainment Co., Ltd.......67.0%

InfoshowerX Co., Ltd. owns:

                                  iAccele Co., Ltd.....................23.1%

Mr. Kazunari Ito (CEO of Fan Club
Entertainment Co. Ltd., Cyberbred Co.
Ltd, and Cyberholdings Co. Ltd) owns:

                                  Cyber Holdings Co. Ltd..............100.0%

                                  Cyberbred Co. Ltd....................41.9%
                                             (69.0% after September 29,2003)

Cyber Holdings Co. Ltd. owns:

                                  Fan Club Entertainment Co., Ltd......33.0%

(1) Mr. Kazunari Ito, Chief Executive Officer of Fan Club Entertainment Co., Ltd., Cyberbred Co., Ltd. and Cyberholdings Co. Ltd., repurchased the 27.0% ownership interest in Cyberbred from IAJ on September. 29, 2003.

(2) The Company sold its 76.9% interest in iAccele Co. Ltd on December 29, 2003.

Conversion of Preferred A Shares

         On September 30, 2002, IAJ consummated a series of related transactions pursuant to which IAJ, together with its affiliates, became the majority stockholder of our company. As of such date, IAJ converted 1,000 shares of our Series A convertible preferred stock (the "Series A Preferred Stock") for 20,000,000 shares of our common stock (the "Conversion Shares"). IAJ had acquired the Series A Preferred Stock from us on October 30, 2001, in a private transaction for an aggregate consideration of $1,000,000. No additional consideration was due from or paid by IAJ for the exercise of its right to convert the Series A Preferred Stock into Conversion Shares.

         In connection with these transactions, Jonathan Braun, our President and Chief Executive Officer at that time, resigned as a director of our company effective September 30, 2002. On October 18, 2002, Mr. Braun resigned as our President and Chief Executive Officer. Mr. Braun's resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. Immediately following Mr. Braun's resignation as our President and Chief Executive Officer, our Board of Directors elected Alan Margerison to serve as one of our directors and appointed Mr. Margerison to serve as our President and Chief Executive Officer.

Debt to Preferred B Shares Conversion

         We owed David Badner, a stockholder and a former consultant of our company, $563,857 as of September 25, 2002 pursuant to a convertible promissory note dated May 31, 2002 (the "Convertible Promissory Note"). We have been informed by IAJ that as of September 25, 2002, IAJ LBO Fund, our largest stockholder, acquired the Convertible Promissory Note from Mr. Badner. The interest rate under the Convertible Promissory Note was 10% per annum.

         During the three months ended December 31, 2002, IAJ LBO Fund loaned us an additional $500,000 under the Convertible Promissory Note, thereby increasing the principal amount to $1,063,857. The proceeds from this additional loan were used for working capital purposes.

         The Convertible Promissory Note was convertible into our Series B convertible preferred stock. Each share of Series B convertible preferred stock is convertible into 10,000 shares of our common stock. On June 30, 2003, IAJ LBO Fund converted the principal amount of the Convertible Promissory Note, as well as approximately $95,000 of accrued interest thereon, into 1,158 shares of our Series B convertible preferred stock.

Acquisition of iAccele Co., Ltd.

         On February 10, 2003, we acquired a 76.9% equity interest in iAccele Co., Ltd., a privately held Japanese corporation engaged in the business of providing an Internet data transmission acceleration service that targets narrowband users, as well as broadband users, for 100.0 million Japanese Yen, or approximately $830,000 based on the Japanese Yen/US dollar exchange rate on that date.

         In order to finance this purchase, we borrowed 100.0 million Japanese Yen from PBAA Fund Ltd., a British Virgin Islands limited liability company. The principal amount of this loan, together with interest thereon at 4.50% per annum, is due and payable on January 31, 2004. We may defer payment of the principal amount of this loan, but not accrued interest, for one additional year with the consent of PBAA. We may prepay all or specified minimum portions of this loan at any time after March 31, 2003 upon payment of certain prepayment penalties.

         If this loan is not repaid by January 31, 2004, PBAA will be afforded the right to convert any portion of the then unpaid principal amount of the loan, as well as any then accrued but unpaid interest thereon, into shares of our common stock at a per share conversion price equal to the Japanese Yen equivalent of 80% of the average of the US dollar closing price of our common stock on the American Stock Exchange in the 20 consecutive trading days immediately prior to the date upon which PBAA gave us notice of conversion, or, if our common stock is not then traded on the American Stock Exchange, the closing bid price for our common stock as reported by the Nasdaq Stock Market or such other primary exchange or stock bulletin board on which our common stock is then traded. By way of illustration, had such conversion occurred on February 10, 2003, PBAA would have received 7,335,145 shares of our common stock which, when added to those shares currently beneficially owned by PBAA and its affiliates would increase their collective ownership of our common stock to approximately 78.9%.

         iAccele used 70.0 million of the 100.0 million Japanese Yen that it received from us to partially repay a contractual obligation of 150.0 million Japanese Yen, since reduced by iAccele's payment of 30.0 million Japanese Yen, that it owes to InfoShowerX, a Japanese public company, which was incurred by iAccele in connection with a December 2002 reorganization by which iAccele, previously an unincorporated operating division of InfoShowerX, acquired the division's assets from InfoShowerX and became a stand-alone corporation. iAccele was required to repay this contractual obligation to InfoShowerX in its entirety by the end of April 2003. Further, 42.0 million Japanese Yen was paid by iAccele between February 10, 2003 and June 30, 2003 and the balance of 8.0 million Japanese Yen in August 2003. InfoShowerX has agreed to indemnify us for any damages that may result from representations and warranties made to us by iAccele to acquire our equity interest thereon.

         IAJ and its affiliates own an aggregate of 42.7% and Hiroshi Kubori, who became aa director of our company and functions as CEO of iAccele, own approximately 5% of the capital stock of InfoShowerX. InfoShowerX owns the balance of the capital stock of iAccele or 23.1%.

         InfoShowerX had outstanding indebtedness owed to IAJ. A portion of the payments that InfoShowerX received from iAccele, noted above, were used to repay some or all of its indebtedness to IAJ and its affiliates.

         Pursuant to a one-year outsourcing agreement, dated as of December 20, 2002, iAccele had provided business services to InfoShowerX and InfoShowerX had provided technology services and office space to iAccele. A new agreement was signed between the two companies for the term April 1, 2003 to July 31, 2003.

         During the three months ended June 30, 2003, iAccele purchased 300 computers for an aggregate purchase price of approximately $ 300,000. iAccele is leasing all of these computers to ForeignTV Co. Ltd. for a term of 2 years for aggregate lease payments over the term of the lease of $600,000. We previously held a minority ownership in ForeignTV, a Japanese limited liability company, but this was sold approximately one year ago. IAJ, a principal stockholder of our company, currently owns approximately 66% of the outstanding shares of ForeignTV.

         The details of the lease are as follows. There are two leases; one for 200 computers and one for 100 computers. The rental period for each lease is for 2 years. The lease contract shall be automatically extended for six months if ForeignTV Co. Ltd. does not object within one month of the contract termination date. The monthly rental for the 200 computers is 1,900,000 Yen or approximately $ 17,000. The monthly rental for the 100 computers is 950,000 Yen or approximately $ 8,000. These computers are to be returned to the Company upon termination of the leases.

         During the quarter ended June 30, 2003, iAccele borrowed 52,500,000 Yen, or approximately $454,000, from IAJ. This financing was made in four separate advances. These advances bear interest at rates ranging from 3.5% to 6.7% per annum. These advances matured during the following dates: 5,500,000 Yen or approximately $45,000 on July 25, 2003, 7,000,000 Yen, or approximately $62,000, on July 27, 2003, 10,000,000 Yen, or approximately $89,000, on August
1, 2003 and 30,000,000 Yen, or approximately $258,000, on December 1, 2003. The Company repaid 18,500,000 Yen, or approximately $160,000, on July 25, 2003. The remaining 4,000,000 Yen which was due on August 1, 2003 was deferred with a new note until the end of 2003. Therefore, the total outstanding amount to IAJ due in December, 2003 and bearing interest at 3.5% per annum is 34,000,000 Yen, or approximately $ 290,000.

         In August 2003, iAccele entered into a transaction with Foreign TV for the leasing of an additional 300 computers. The terms of the lease are similar to the earlier lease discussed above.

         On December 29, 2003, we executed a share purchase agreement to sell our 76.9% interest in iAccele Co. Ltd. ("iAccele"), for approximately $280,000 to GM2 Co. Ltd., a private Japanese corporation ("GM2"). In addition, iAccele had approximately $700,000 of liabilities that had previously been reflected in the consolidated balance sheet of our Company. In connection with the sale, we agreed to cancel approximately $300,000 of inter-company debt owed by iAccele to us. We received the funds from GM2 on January 16, 2004.

         Inter Asset Japan Co. Ltd. ("IAJ"), our majority shareholder, holds a warrant to purchase a 25% equity interest in GM2 and has loaned GM2 approximately $500,000. However, IAJ does not control GM2.

$2.0M Financing

         On June 30, 2003, we agreed to sell to PBAA, 13,333,333 shares of our common stock at an average price of $0.15 per share, for a total of $2.0 million, representing an approximate 25% discount to the trailing five-day average closing price of our common stock ending June 15, 2003, the date PBAA Fund made its investment commitment. As PBAA Fund's purchase price per share was at a discount to market, our stockholders will be asked to ratify and approve this transaction, as required by the applicable rules of the American Stock Exchange at the forthcoming 2003 annual meeting of stockholders.

Acquisition of Fan Club Entertainment Co., Ltd.

         On August 5, 2003, we executed a Share Purchase Agreement to acquire from Cyber Holdings Co., Ltd. ("Cyber Holdings") a 67% equity interest in Fan Club, a privately-held Japanese company. Fan Club will provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., ("Cyberbred"). The purchase price for our equity interest in Fan Club is 134,000,000 Japanese Yen, or $1,112,960 (based on the Japanese Yen/US dollar exchange rate on August 5, 2003), as well as 350,000 shares of our common stock issued at $.472 per share. The 350,000 shares require Cyber Holdings to transfer the rights under the Marvel agreement (described below) to Fan Club within five months or make its best efforts to fully cooperate in any commercially reasonable arrangement designed to provide the benefit of the Marvel agreement to Fan Club. We used our working capital to fund the cash portion of the purchase price.

         The share purchase agreement provides that the Company will receive 67% equity interest or 268,000 shares in Fan Club. Cyber Holdings, which currently holds 20,000 shares, will receive a total 33% equity interest by paying 56 million Japanese Yen to Fan Club for an additional 112,000 shares. Cyber Holdings' obligation has not been paid to date.

         On June 4, 2003, Cyberbred signed a five year agreement with Marvel Enterprises, Inc. and Marvel Characters, Inc.("Marvel") to manage their fan club in Japan. The Marvel Characters hold the rights to well known characters such as Spider Man, The Hulk, X-Men, Daredevil, Captain America, and The Punisher and many others. Cyberbred, currently holds the rights to manage the Universal Studio fan club in Japan.

         On July 28, 2003, Fan Club signed a Subcontract Agreement with Cyberbred to exclusively manage the entire Marvel Fan Club in Japan in accordance with the agreement between Cyberbred and Marvel that is discussed above. This Subcontract Agreement expires May 31, 2008, and is cancelable under certain conditions.

         Mr. Kazunori Ito, CEO of Fan Club has been CEO of both Cyberbred and Cyber Holdings. As of June 30, 2003, Mr. Ito owned equity interests of 41.9% in Cyberbred and 100% in Cyber Holdings.

         There was no prior material relationship between the Company (and any of our affiliates) and Fan Club. However, an affiliate of IAJ LBO Fund, which is our largest stockholder, owned an approximate 27% equity interest in Cyberbred. This interest was sold to Mr. Ito, the CEO of Cyberbred, on September 29, 2003.

         We currently is not a party to the agreement between Cyberbred and Marvel. This is a material contract to the Company. We would be materially adversely affected by a termination of the relationship between Cyberbred and Marvel and can make no assurances about the relationship between Cyberbred and Marvel.

$500,000 Financing

         On November 11, 2003, we agreed to sell to IAJ, 1,666,666 shares of our common stock at an average price of $0.30 per share, for a total of $500,000, representing an approximate 17% discount to the trailing five-day average closing price of our common stock ending November 6, 2003, the date IAJ made its investment commitment.

$400,000 Financing

         On December 29, 2003, we agreed to sell to PBAA Fund Ltd., a related party, 1,333,333 shares of our common stock at an average price of $0.30 per share, for a total of $400,000, representing no discount to the trailing five-day average closing price of our common stock ending December 29, 2003, the date PBAA Fund Ltd made its investment commitment. The funds were received January 16, 2004.

RELATIONSHIP WITH DAVID BADNER

         We owed David Badner, a stockholder and a former consultant of our company, $563,857 as of September 25, 2002 pursuant to a convertible promissory note dated May 31, 2002 (the "Convertible Promissory Note"). The interest rate under the Convertible Promissory Note was 10% per annum. The Convertible Promissory Note was convertible into our Series B convertible preferred stock. Each share of Series B convertible preferred stock is convertible into 10,000 shares of our common stock. The Series B convertible preferred stock has no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

         We have been informed by IAJ that as of September 25, 2002, IAJ LBO Fund, our largest stockholder, acquired the Convertible Promissory Note from Mr. Badner. As described in Proposal 2 in this Proxy Statement, on June 30, 2003, IAJ LBO Fund converted the principal amount of the Convertible Promissory Note that had previously be held by Mr. Badner into shares of our Series B convertible preferred stock.

         In addition to the financing efforts of Mr. Badner discussed in Proposal 2, in 2000, Mr. Badner assisted us in identifying inefficiencies in our operations and in reducing or eliminating redundant overhead and unnecessary expenses. During the year ended December 31, 2001, Mr. Badner also assisted us in negotiating the reduction of our accounts payable to various unaffiliated third parties, with resultant savings to us of approximately $500,000. J.N. Savasta Corp., an insurance brokerage owned by Mr. Badner and Mr. Savasta, also paid approximately $75,000 of our insurance premiums and replaced several of our insurance policies in effect at various times during that year with comparable coverages at substantially lower rates, with resultant savings to us in excess of $135,000 over an 18-month period. For these and other services rendered on our behalf during the year ended December 31, 2001, as well as in the immediately preceding year, and in recognition of the fact that Mr. Badner had essentially acted as our lender of last resort when we had exhausted all other possibilities for short-term financing, we issued to Mr. Badner and to companies controlled by him 13,411,650 shares of our common stock.

         In addition, pursuant to a consulting services agreement effective December 1, 2001, Mr. Badner provided consulting services to us at a fixed monthly rate of $15,000, plus reimbursement for the actual cost of all reasonable expenses of travel and entertainment, promotional activities and other expenses incurred on behalf of us and our subsidiaries and our affiliates in connection with the performance of Mr. Badner's services under the agreement. We and Mr. Badner terminated this agreement as of September 25, 2002. Mr. Badner generally released us and IAJ and its affiliates from all liabilities, and we and Mr. Badner agreed to cooperate with each other in regard to maintaining our AMEX listing and in the development of our business and enhancement of the value of our company. In consideration of such cooperation and release and in full satisfaction of our obligations to Mr. Badner under the consulting agreement, we agreed to issue to Mr. Badner 2,000,000 shares of our common stock and agreed to effectuate a registration of such shares with the SEC.

CORPORATE APARTMENT

         In February 2001, we leased a corporate apartment in Miami, Florida for the use of Jonathan Braun, our President and Chief Executive Officer at the time, and David Badner. These individuals used the apartment while in the process of relocating our executive offices to Miami. The monthly rental expense was approximately $3,800. The corporate apartment was justified as being more cost effective than hotel expense for those two individuals while in Miami on business for the Company. In mid-2001, David Badner began paying for two-thirds of the monthly rental expense and using the apartment for his personal use in such promotion. Mr. Badner began paying 100% of the monthly rental expense in April, 2002.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2002 such reporting persons complied with the filing requirements of said Section 16(a), except that Alan Margerison and Satoru Hirai each failed to file on a timely basis a Form 3 (Initial Statement of Beneficial Ownership of Securities).

                                  ANNUAL REPORT

         Our 2002 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. WE WILL PROVIDE WITHOUT CHARGE TO EACH OF OUR STOCKHOLDERS, UPON THE WRITTEN REQUEST OF ANY SUCH STOCKHOLDERS, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, EXCLUSIVE OF EXHIBITS. WRITTEN REQUESTS FOR SUCH FORM 10-K SHOULD BE SENT TO IA GLOBAL, INC., 533 AIRPORT BLVD., SUITE 400, BURLINGAME, CALIFORNIA 94010.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                           2004 STOCKHOLDER PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2004 annual meeting of stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices not later than May 1, 2004.


By Order of the Board of Directors,


/s/ Alan Margerison


Alan Margerison
President and Chief Executive Officer

                                                                      APPENDIX 1


                                 IA GLOBAL INC.


                             AUDIT COMMITTEE CHARTER




                                 [COMPANY LOGO]




                          LAST REVIEWED AND ACCEPTED ON


                                 AUGUST 1, 2003

                            _________________________

                                                                      APPENDIX 1
                                 IA GLOBAL INC.
                             AUDIT COMMITTEE CHARTER
________________________________________________________________________________

1.0 PREAMBLE

The Board of Directors of this corporation has formed an audit committee to promote the financial transparency of the corporation and to ensure the integrity of the corporation's financial reporting processes and products. This charter is meant to identify the personnel and functions of the audit committee. These guidelines contemplate the involvement of the outside counsel and where appropriate the involvement of the full Board of Directors.

2.0 ORGANIZATION AND INDEPENDANCE

         2.1 Independent Audit Committee
         -------------------------------
         The Board of Directors shall designate an Audit Committee, which shall be composed of at least three directors, all of whom must be independent directors.

         To be considered independent the member, and the compensation received by such member, must satisfy the requirements of all applicable laws and regulations relative to audit committee independence, including without limitation those of the New York Stock Exchange, American Stock Exchange, and the SEC, as determined by the Board. See Schedule A for an outline of current guidelines.

         2.2 Financial Qualifications
         ----------------------------

         Members shall have accounting expertise as may be required by law or by the regulations of the SEC or the American Stock Exchange, as the Board of Directors interprets such qualification in its business judgment. See Schedule B for an outline of current guidelines.

         2.3 Requirements of the New York Stock Exchange
         -----------------------------------------------
         It is the intention of the Board that the Committee shall satisfy the requirements and standards set forth in the rules of the New York Stock Exchange and American Stock Exchange applicable to audit committees.

3.0 THE COMMITTEE'S PURPOSES

         The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the Company and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company's compliance with legal and regulatory requirements, the independent auditors qualifications and independence, the performance of the Company's internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                                                                      APPENDIX 1

         It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company's financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.

         The Board and the audit committee have the ultimate authority and responsibility to select, oversee, evaluate, and, where appropriate, to replace the outside auditor.

         The outside auditor is ultimately accountable to the board of directors and the audit committee as the representatives of the stockholders.

4.0 THE COMMITTEE'S RESPONSIBILITIES

         In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

         4.1 Appointment of the Independent Auditors
         -------------------------------------------
         To the extent required by applicable law or regulation: (i) the Committee will be directly responsible for the appointment, compensation and oversight of the independent auditors (including the resolution of any disagreements between management and the independent auditors regarding financial reporting), (ii) the independent auditors shall report directly to the Committee, (iii) the Committee shall approve in advance all auditing services (including comfort letters and statutory audits) performed by the independent auditors, (iv) the Committee shall approve in advance all non-audit services performed by the independent auditors, and (v) all non-audit services to be performed by the independent auditors shall be disclosed.

         The Auditor's engagement letter should define the nature and scope of audit engagement and provide a contract for professional services of the auditing firm.

         The Committee may delegate to one or more members of the committee who are independent directors the authority to grant pre-approvals required by this subsection, and the decisions of the member to whom this authority is delegated shall be presented to the Committee at the next scheduled meeting of the committee. The independent auditors may not perform for the Company any services that are prohibited by law or regulation. The foregoing requirements do not preclude the committee from obtaining the input of management, but these responsibilities may not be delegated to management. The Board of Directors and management may communicate with the independent auditors at any time they deem it appropriate.

                                                                      APPENDIX 1

         4.2 Annual Statement from the Independent Auditors
         --------------------------------------------------
         The Committee is responsible for obtaining from the independent auditors at least annually, a formal written statement delineating all relationships between the auditors and the Company. The Committee shall be responsible for conferring with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending to the Board of Directors such appropriate action as may be necessary to satisfy itself as to the qualifications, performance and independence of the independent auditors.

         To the extent required by law or regulation, the annual statement also shall describe: (i) the firm's internal quality control procedures,
         (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

         The Committee will comply with all relevant laws and regulations relative to (i) rotation of independent auditors or independent audit personnel and (ii) the performance of services by an independent audit firm when a former employee of that firm currently serves as chief executive officer, chief financial officer, chief accounting officer or equivalent officer of the Company.

         4.3 Risk Assessment and Accounting Controls
         -------------------------------------------
         The Committee will review with the independent auditors, the Company's internal auditor, and appropriate financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and guidelines and policies to govern the process by which risk assessment and risk management is undertaken, and will elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         The Committee will establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         4.4 The Annual Audit
         --------------------
         The Committee will meet with the independent auditors and financial management of the Company to review the scope of the proposed audit plan for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         The Committee will regularly review with the independent auditors any audit problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreements with management, and management's response.

                                                                      APPENDIX 1

         In that regard, no officer or director of the Company, or any other person acting under the direction thereof, shall violate any law or regulation that prohibits fraudulently influencing, coercing, manipulating, or misleading any independent auditor engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

         In connection with the annual audit, the audit committee shall:

         o Ascertain any disagreements among audit personnel or between audit personnel and company management.

         o Review corporate accounting policies and practices regarding:

            o  Revenue recognition;

            o  Reserving;

            o  Asset capitalization; and

            o Extraordinary charges or write-offs.

         o Affirm that accounting policies are consistent with industry practices, that correct requirements are reflected in accounting policies and the accounting policies are consistent with a fair presentation of the financial statement in conformity with generally accepted accounting principles.

         4.5 Hiring Policies
         -------------------
         The Committee will set clear hiring policies for employees or former employees of the independent auditors.

         4.6 The Internal Audit Function
         -------------------------------
         The Company will maintain an internal audit function. The Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee will receive as necessary notification of material adverse findings from internal audits and a progress report on the proposed internal audit plan, as appropriate, with explanations for changes from the original plan.

         4.7 Earnings Releases
         ---------------------
         The Committee will discuss earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

         4.8 Review of Financial Statements
         ----------------------------------
         The Committee will discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements,

                                                                      APPENDIX 1

         including a discussion of all matters relevant thereto that are required to be discussed under any applicable law or regulation or that the Committee otherwise considers it desirable to discuss. In addition the independent auditors must timely report to the Committee on all matters that are required to be reported under any applicable law or regulation or that the independent auditors otherwise consider it desirable to report.

         Each report that contains financial statements (including annual and quarterly reports), and that is required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC, shall reflect or disclose all information required to be reflected or disclosed under any applicable law or regulation, and in a manner in accordance with such law or regulation.

         4.9 Separate Meetings
         ---------------------
         Periodically, the Committee shall meet separately with management, with the internal auditor, and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit.

         4.10 Quarterly Review
         ---------------------
         Prior to the filing of the Form 10-Q and prior to the public announcement of the company's quarterly results, the auditor will discuss with the audit committee, or at least its chairman, and a representative of financial management, in person, or by telephone conference call, the matters regarding the Review, including significant adjustments, significant new accounting policies, and disagreements with management.

         The audit committee will take steps to assure that prior to filing interim financial statements included in quarterly reports on Form 10-Q, that the interim financial statements have been reviewed by an independent public accountant using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the Commission. If, in any filing, the company states that interim financial statements have been reviewed by an independent public accountant, a report of the accountant on the review must be filed with the interim financial statements. Interim financial statements shall include a balance sheet as of the end of the issuer's most recent fiscal quarter and income statements and statements of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding fiscal year.

         4.11 Proxy Report
         -----------------
         The audit committee shall prepare a report in connection with the company's annual proxy statement providing all of the information required by Item 306 of Regulation S-K (17 CFR 229.306), specifically, stating that;

                  (a) The audit committee has reviewed and discussed the audited financial statements with management;

                  (b) The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

                                                                      APPENDIX 1

                  (c) The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

                  (d) Based on the review and discussions referred to in paragraphs(a) through (c) of this Item, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K.

         In connection with the audit committee's statement in the annual proxy statement, the following information shall also be supplied:

                  (a) The name of each member of the company's audit committee must appear below the disclosure required by this Item.

                  (b) a copy of the written charter, as an appendix to the proxy statement, unless a copy has been included as an appendix to the proxy statement within the registrant's past three fiscal years.

         In addition to the foregoing, the annual proxy statement shall disclose whether or not the members of the audit committee are independent, and if any member of the committee is not independent (pusuant to Section II, above) the reason for the Board's determination to include such non-independent audit committee member.

         4.12 Succession Planning
         ------------------------
         The Committee will review accounting and financial staffing and succession planning within the Company as necessary.

         4.13 Reporting to the Board
         ---------------------------
         The Committee will review the matters discussed at each Committee meeting with the Board of Directors. The Committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

         4.14 Investigations
         -------------------
         The Committee will investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). The Committee will discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies. The Company will follow all provisions of law or regulation that prohibit discipline of or discrimination against employees who

                                                                      APPENDIX 1

         report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

         4.15 Ethics Policy Compliance
         -----------------------------
         The Committee will review compliance with the Company's Ethics Policy annually. To the extent required by applicable laws or regulations:

         o the Ethics Policy will continue to be applicable to senior financial officers of the Company, including its principal financial officer, and its controller or principal accounting officer, and to persons performing similar functions;

         o the Company immediately shall disclose, by means of the filing of an applicable SEC reporting form, dissemination by the Internet or by other electronic means, any waiver of or change in the Ethics Policy for such senior financial officers;

         o the Company's Ethics Policy shall continue to include such standards as are reasonably necessary to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company; and (3) compliance with applicable governmental laws and regulations.

         4.16 Legal Compliance
         ---------------------
         The Committee will review compliance with the company's legal compliance policy annually. The Committee will discuss with the Company's Legal Counsel legal matters that may have a material impact on the company' financial statements or compliance policies.

         4.17 Review of the Committee Charter
         ------------------------------------
         The Committee will review the Audit Committee charter annually and include it in the company's proxy statement as required by applicable law or regulation.

         4.18 Outside Advisors
         ---------------------
         The Committee may obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Committee, for payment of the compensation of the independent auditors and to any advisors engaged by the Committee.

5.0 INTERNAL AUDITORS

         5.1. Audit Staff Qualifications.
         --------------------------------
         The audit committee shall:

         o Review background of internal auditing directors and groups and confer with outside auditor regarding competence of internal audit staff.

                                                                      APPENDIX 1

         o Ascertain internal audit staff's participation in programs of the Institute of Internal Auditors or other professional societies.

         5.2 Audit Function
         ------------------
         The audit committee shall also:

         o Review internal audit charter or plan.

         o Review internal audit reporting responsibilities.

         5.3 Internal Audit Review
         -------------------------

         o Review internal audit staff work to ensure proper planning, supervision and review.

         o Review reports regarding compliance audits, operational audits, financial audits.

         o Review reports on internal accounting and administrative controls, to determine objectivity of recommendations.

         o Ascertain implementation of prior years' audit recommendations.

         o Ascertain any management disagreements with internal auditors.

         o Review audit staff relationship and interaction with other departments and outside auditors.

6.0 REPORTING

         The Committee will prepare and, through its Chair, submit periodic reports of the Committee's work and findings to the Board of Directors. Said report will contain recommendations for Board actions when appropriate. Specifically, mention should be made of:

         o  the audit committee's function and responsibilities;

         o a chronological review of committee's activities, particularly auditing and accounting cycle activities;

         o a summary of the committee's recommendations, particularly with respect to the selection of the auditing firm and the review of the auditor's report.

         o  attach critical audit reports and management letters.

                                                                      APPENDIX 1

7.0 ANNUAL PERFORMANCE REVIEW

         The Committee shall develop and conduct, at least annually, an assessment of the Committee's performance on a continuing basis, individually and collectively.

________________________________________________________________________________



Most recently presented and reviewed by full Board of Directors on
August 1, 2003
______________





Confirmed by Audit Committee Members


         Masa Ishii                      /s/ Masa Ishii
         (Chairman Audit Committee)      __________________________

         Raymond Christinson             /s/ Raymond Christinson
                                         __________________________

         Jun Kumamoto                    /s/ Jun Kumamoto
                                         __________________________

                                                                      APPENDIX 1

                                   SCHEDULE A

                       GUIDELINES ON INDEPENDENT DIRECTORS
                       -----------------------------------


INDEPENDENCE: "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

         (a) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

                                                                      APPENDIX 1

                                   SCHEDULE B

                        GUIDELINES ON FINANCIAL LITERACY
                        --------------------------------


The audit committee shall be comprised of a minimum of three directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the audit committee, and at least one member of the audit committee shall have accounting or related financial management experience, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding the above, the members of the Committee shall have financial literacy, as signified by the ability to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement.

                                                                      APPENDIX 2


                                 IA GLOBAL, INC.


                                 NOMINATIONS AND
                              GOVERNANCE COMMITTEE
                                     CHARTER




                                 [COMPANY LOGO]





                          LAST REVIEWED AND ACCEPTED ON

                                FEBRUARY 1, 2004
                            _________________________

                                 IA GLOBAL INC.
                  NOMINATIONS AND GOVERNANCE COMMITTEE CHARTER
________________________________________________________________________________

1.  COMMITTEE FORMATION

The role and responsibilities of the Nominations and Governance Committee (the "Committee") of the Board of Directors (the "Board") of IA Global Inc. (the "Company") are as follows, subject to amendment by the Board from time to time:

2.  PURPOSE

    (a) The Committee shall assist the Board in identifying individuals qualified to become Board members, and recommend to the Board the nominees for election as directors at the next annual meeting of shareholders.

    (b) develop and recommend to the Board the corporate governance guidelines applicable to the Company.

    (c) serve in an advisory capacity to the Board and Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of the Company and the conduct of Board activities.

3.  ORGANIZATION

All members of the Committee must satisfy the independence requirements of the American Stock Exchange or Securities and Exchange Commission. The Company's Board shall appoint, and may remove, members of the Committee and the Committee's Chairman.

4.  AUTHORITY AND RESPONSIBILITIES

To assist it in the conduct of its responsibilities, the Committee, to the extent it deems necessary or appropriate, may consult with management, may seek advice and assistance from the Company employees or others, and may retain legal counsel, and search firms. The Committee has the authority to retain and terminate any search firm used to identify director candidates and has the authority to approve such firm's fees and other terms of retention, in consultation with the Chairman of the Board.

The Committee shall report regularly to the Board. The Committee may not delegate any of its material responsibilities and duties to one or more members of the Committee.

The Committee should consider board candidates nominated by stockholders and any greater than 5% owners.

    The Committee shall:
    --------------------

    1. Develop general criteria for the selection of and qualifications desirable in members of the Board and assist the Board in identifying and attracting candidates qualified to become Board members. Among other criteria that the Committee may develop, new Board candidates must:

        (a) be able and willing to represent the shareholders' short and long term economic interests;

        (b) be able to contribute to the evaluation of the existing management of the Company, if requested;

        (c) be cognizant of the responsibilities of the Company to its employees, customers, and regulatory authorities and of its civic and social responsibilities; and

        (d) be willing to take the necessary time to properly prepare for Board and Committee meetings, at least based upon a thorough review of the material supplied before each Board meeting.

    2. In addition to the foregoing standards, the incumbent directors will be evaluated for re-nomination based on the following criteria:

        (a) adequate preparation for Board and Committee meetings, including a thorough review of and familiarity with the written materials supplied before each meeting;

        (b) participation in and contributions to Board and Committee discussions through useful and pertinent suggestions, questions, and comments which reflect an informed and independent viewpoint;

        (c) providing ongoing advice and counsel to management on the director's own initiative and when requested by management of the company;

        (d) regular attendance at Board and Committee meetings; and

        (e) maintain an independent familiarity with the external environments in which the company operates and especially in the director's own particular fields of expertise.

    3. Annually recommend to the Board the nominees for election as directors who meet the foregoing requirements, the Company's corporate governance guidelines, and any other requirements established by this Committee and, from time to time, recommend persons to fill vacancies on the Board;

    4. Review annually the qualifications, requirements, membership, structure (including authority to delegate) and performance of committees of the Board, including the Nominations and Governance Committee, and make recommendations to the Board regarding committee memberships and chairmanship and other matters, as appropriate;

    5. Review and assess the adequacy of the Company's corporate governance guidelines and recommend amendments to the Board, as appropriate;

    6.  Oversee the annual evaluation of the performance of the Board.

3.  ANNUAL PERFORMANCE EVALUATION.

The Committee shall annually evaluate its own performance.

4.  ENQUIRIES

All enquiries in relation to this Charter or its applicability to particular people or situations should be addressed to the Chief Executive Officer or Chairman of the Board.

                                       2